Exhibit 10.21

[JELD-WEN HOLDING, INC. LETTERHEAD]

[●], 2017

OAH Wind LLC

BP EI II LLC

Onex US Principals LP

Onex Advisor Subco III LLC

Onex Partners III GP LP

Onex Partners III LP

Onex Partners III PV LP

Onex Partners III Select LP

Onex BP Co-Invest LP

as selling shareholders

c/o Onex Partners Manager LP

712 Fifth Avenue

New York, New York 10019

Re: Initial Public Offering

Ladies and Gentlemen:

JELD-WEN Holding, Inc. (the “Company”) proposes to make an initial public offering of its common stock (“Common Stock”) through underwriters for which Barclays Capital Inc. and Citigroup Global Markets Inc. are acting as representatives (the “IPO”). It is also proposed that OAH Wind LLC, BP EI II LLC, Onex US Principals LP, Onex Advisor Subco III LLC, Onex Partners III GP LP, Onex Partners III LP, Onex Partners III PV LP, Onex Partners III Select LP and Onex BP Co-Invest LP (each an “Onex Shareholder” and collectively the “Onex Shareholders”) facilitate the IPO by converting all of the outstanding shares of Series A Convertible Preferred Stock of the Company into Common Stock (and thereby causing the conversion of all of the outstanding shares of Class B-1 Common Stock of the Company into Common Stock), and by including shares of Common Stock held by the Onex Shareholders in the IPO, which it is believed will enhance the marketing of the IPO and the trading market for the Common Stock following the IPO.

In order to induce the Onex Shareholders to take the foregoing actions, and to amend and restate the Registration Rights Agreement dated as of October 3, 2011, as amended, the Company, intending to be legally bound hereby, agrees with the Onex Shareholders as follows:

(a)    All expenses incident to the Company’s or the Onex Shareholders’ participation in the IPO, including without limitation all registration and filing fees, fees and expenses associated with filings required to be made with FINRA (or the NASD) (including, if applicable, the fees and expenses of any “qualified independent underwriter” and its counsel as may be required by the rules and regulations of FINRA (or the NASD)), fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding discounts and commissions with respect to the Common Stock sold by the Onex Shareholders in the IPO) and other persons or entities retained by the Company (all such expenses being herein called “Registration Expenses”), will be borne by the Company, and the Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on securities exchanges.

(b)    The Company will reimburse the Onex Shareholders for the reasonable fees and disbursements of one counsel (and Canadian counsel as required) chosen by the Majority Onex Shareholders in connection with the IPO.

(c)    The Company agrees to indemnify, to the extent permitted by law, each Onex Shareholder, its officers and directors and each person or entity who controls an Onex Shareholder (within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”)) against all losses, claims, damages, liabilities and expenses (including any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld) caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto used in the IPO or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or any violation by the Company of any federal, state or common law applicable to the Company and relating to action required of or inaction by the Company in connection with the IPO or the related registration, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Onex Shareholder expressly for use therein. The Company will indemnify the underwriters, their officers and directors and each person or entity who controls such underwriters (within the meaning of the Securities Act or the Securities Exchange Act) to the same extent as provided above with respect to the indemnification of the Onex Shareholders.

(d)    In connection with the IPO, each Onex Shareholder will furnish to the Company in writing such information relating to such Onex Shareholder and the Common Stock to be offered by it as the Company reasonably requests for use in connection with any registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each person or entity who controls the Company (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or free writing prospectus or any amendment thereof or supplement thereto used in the IPO or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder expressly for use in the preparation of such registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto; provided that the obligation to indemnify will be individual to each Onex Shareholder and will be limited to the amount of the net proceeds actually received by such Onex Shareholder from the sale of Common Stock pursuant to the IPO.

(e)    Any person or entity entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (but any failure to so notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party unless such failure shall materially adversely affect the defense of such claim) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(f)    If for any reason the foregoing indemnity is held by a court of competent jurisdiction to be unavailable to an indemnified party under paragraphs (c), (d) or (e), then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such losses, claims, damages, liabilities and expenses as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this paragraph (f) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this paragraph (f). The amount paid or payable in respect of any losses, claims, damages, liabilities and expenses shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such losses, claims, damages, liabilities and expenses. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this paragraph (f) to the contrary, no Onex Shareholder shall be required pursuant to this paragraph (f) to contribute (x) any amount greater than the amount of the net proceeds actually received by such Onex Shareholder from the sale of Common Stock pursuant to IPO less the amount of any indemnification payment made by such Onex Shareholder pursuant to paragraph (d) or (e) or (y) with respect to any losses, claims, liabilities, damages or expenses for which such Onex Shareholder would not have been liable under paragraph (d) or (e) if such paragraphs were applied in accordance with their terms.

(g)    The indemnification provided for under this letter agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and will survive the transfer of securities. The indemnification and contribution provided for in this letter agreement shall be in addition to, and not in lieu of, the indemnification and contribution provisions in any underwriting or similar agreement.

(h)    The failure of a party to insist upon strict adherence to any term of this letter agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this letter agreement. No purported waiver shall be effective unless in writing. The waiver by any party of a breach of any provision of this letter agreement shall not operate or be construed as a waiver of any subsequent or other breach.

(i)    All covenants and agreements in this letter agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

(j)    If any provision of this letter agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this letter agreement will remain in full force and effect. Any provisions of this letter agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

(k)    This letter agreement may be executed in counterparts, including electronic or .pdf execution, each of which shall be considered an original, but all of which together shall constitute one and the same instrument.

(l)    In this letter agreement, unless a contrary intention appears, (i) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this letter agreement as a whole and not to any particular paragraph or other subdivision, (ii) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation,” (iii) reference to any paragraph means such paragraph hereof, (iv) words of any gender shall be deemed to include each other gender, and (v) words using the singular or plural number shall also include the plural or singular number, respectively. No provision of this letter agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

(m)    This letter agreement and the legal relations among the parties shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its conflict of laws rules.

(n)    Each party to this letter agreement hereby irrevocably and unconditionally (i) agrees that any action or proceeding arising out of or in connection with this letter agreement shall be brought only in the Delaware

Court of Chancery (or, if such court does not have jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware) (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (ii) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this letter agreement, (iii) consents to service of process in accordance with paragraph (q) with the same legal force and validity as if served upon such party personally within the State of Delaware or in such other manner as may be permitted by applicable law, (iv) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

(o)    Each party acknowledges and agrees that any controversy which may arise under this letter agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this letter agreement, or the breach, termination or validity of this letter agreement, or the transactions contemplated hereby. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this letter agreement by, among other things, the mutual waivers and certifications in this paragraph.

(p)    This letter agreement, the documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understanding, agreements or representations by or among the parties, written or oral, that may be related to the subject matter hereof.

(q)    All notices, consents and other communications required or permitted to be given under or by reason of this letter agreement shall be in writing, shall be delivered personally or by e-mail or telecopy as described below or by reputable overnight courier, and shall be deemed given on the date on which such delivery is made. If delivered by e-mail or telecopy, such notices or communications shall be confirmed by a registered or certified letter (return receipt requested), postage prepaid. Such notices, consents and other communications will be sent to the parties at the addresses specified for notices in the Shareholders Agreement, dated as of October 3, 2011, by and among the Company and the shareholders party thereto, immediately prior to its termination or to such other address as the recipient has specified by prior notice to the other parties.

/signature pages follow/

Very truly yours,

JELD-WEN HOLDING, INC.

By:
Name:
Title:

[Signature Page to Letter Agreement]